Exhibit 99.1

Montpelier Re Reports Third Quarter 2013 Financial Results

•                  Fully converted book value per common share of $28.06, up 4.2% from June 30, 2013.

•                  Quarterly operating earnings per common share of $1.38.

•                  Strong underwriting results highlighted by an 18% loss ratio and a 54% combined ratio.

HAMILTON, Bermuda, October 28, 2013 — Montpelier Re Holdings Ltd. (NYSE: MRH), (“Montpelier” or the “Company”), a leading provider of short-tail reinsurance and other specialty lines, today reported its financial results for the quarter ended September 30, 2013.

Fully converted book value per common share was $28.06, an increase of 4.2% from June 30, 2013 and 8.7% from December 31, 2012, after taking into account common share dividends declared during the period.

Operating income for the quarter was $72 million, or $1.38 per common share, representing a quarterly return on common equity of 5.0%. Net income was $53 million, or $1.02 per common share. The net impact of realized and unrealized losses from investments and foreign exchange, which is included in net income, was $19 million for the quarter.

Net premiums written and earned in the quarter were consistent with those of a year ago.  The loss ratio for the quarter was 18%, which includes $36 million of favorable prior year loss reserve movements.  The combined ratio was 54% for the quarter.

Net investment income was $17 million and the total return on the investment portfolio was 0.6% for the quarter.

Christopher Harris, President and Chief Executive Officer, commented, “Our focused business strategy and solid underwriting execution contributed to a strong third quarter. Montpelier Re Bermuda, Montpelier at Lloyd’s, and Blue Capital combined to deliver strong profitability with a 5.0% quarterly operating ROE and a 54% quarterly combined ratio.  We also continued to strengthen the quality of risk analytic services we can bring to clients with the successful launch of the Montpelier Risk Institute.”

During the third quarter of 2013, the Company repurchased a total of 1,235,193 shares at an average price of $25.53 per share.  During the fourth quarter of 2013, the Company has thus far repurchased an additional 330,176 shares, at an average price per share of $26.66.

As of September 30, 2013, the Company’s total shareholders’ equity was $1,695 million, and its total capital was $2,094 million.

In June 2013 the Company established Blue Capital Reinsurance Holdings Ltd. (“BCRH”), a Bermuda reinsurance holding company.  BCRH intends to offer collateralized reinsurance in the property catastrophe market through its wholly-owned subsidiary Blue Capital Re Ltd., a registered Bermuda Class 3A insurer.  BCRH may also enter into industry loss warranty contracts through its wholly-owned subsidiary, Blue Capital Re ILS Ltd., a Bermuda exempted company.  BCRH’s underwriting decisions and operations will be managed by Montpelier and BCRH will use Montpelier’s reinsurance underwriting expertise and infrastructure to conduct its business.

On October 7, 2013, BCRH publicly filed its initial Registration Statement on Form S-1 with the SEC for a potential offering of BCRH common shares to the public  (the “Offering”).  The common shares would be listed on the New York Stock Exchange.

Montpelier expects to purchase common shares of BCRH in a concurrent private placement transaction upon completion of the Offering.

Please refer to Montpelier’s September 30, 2013 Financial Supplement for more detailed financial information, which is posted on the Company’s website at www.montpelierre.bm.

Montpelier, through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier’s public filings with the Securities and Exchange Commission.

Earnings Conference Call:

The Company will conduct a conference call, including a question and answer period, on Tuesday, October 29, 2013 at 8:00 a.m. Eastern Time.

The presentation will be available via a live audio webcast accessible on the Company’s website at www.montpelierre.bm or by dialing 1-888-317-6016 (US toll free), 1-412-317-6016 (international) or 1-855-669-9657 (Canada toll free). A telephone replay of the conference call will be available through November 11, 2013 by dialing 1-877-344-7529 (toll-free) or 1-412-317-0088 (international) and entering the passcode 10034132.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the United States federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, for specific important factors that could cause actual results to differ materially from those contained in forward- looking statements. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar meaning generally involve forward-looking statements.

Important events and uncertainties that could cause our actual results, future dividends on, or repurchases of, our common shares or preferred shares to differ include, but are not limited to: market conditions affecting the prices of our common shares or preferred shares; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to effectively execute the business plans of the Company, its subsidiaries and any new ventures that it may enter into; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modelling techniques; the accuracy of written premium estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency and interest rate fluctuations.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Statement on the Blue Capital Reinsurance Holdings Ltd. Registration Statement

A registration statement relating to the common shares of BCRH has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. The common shares of BCRH may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to purchase nor shall there be any sale of common shares of BCRH in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state.

The proposed offering of common shares of BCRH will be made only by means of a prospectus. Copies of the preliminary prospectus may be obtained, when available, from: Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, Email: prospectus.cpdg@db.com, Telephone: (800) 503-4611; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Email: Barclaysprospectus@broadridge.com, Telephone: (888) 603-5847; or UBS Securities LLC, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171, Telephone: (888) 827-7275.

Contacts:

Montpelier Re Holdings Ltd.

Investors:

Michael Paquette, +1-441-278-5012
Chief Financial Officer

Media:
Jeannine Menzies, +1-441-299-7570
Corporate Affairs Manager

MONTPELIER RE HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share and per share amounts)

unaudited

	September 30,		December 31,
	2013		2012
Assets

Fixed maturity investments, at fair value	$2,384.7		$2,738.6
Equity securities, at fair value	122.6		40.9
Other investments	74.4		138.5
Cash, restricted cash and cash equivalents	659.3		401.4

Total Investments and Cash	3,241.0		3,319.4

Reinsurance recoverable on unpaid losses	73.7		102.7
Reinsurance recoverable on paid losses	7.4		6.7
Insurance and reinsurance premiums receivable	274.3		222.9
Unearned reinsurance premiums ceded	38.8		22.2
Deferred insurance and reinsurance acquisition costs	57.6		48.4
Accrued investment income	14.2		15.2
Unsettled sales of investments	244.9		48.9
Other assets	25.1		23.7

Total Assets	$3,977.0		$3,810.1
Liabilities

Loss and loss adjustment expense reserves	$961.1		$1,112.4
Debt	399.1		399.1
Unearned insurance and reinsurance premiums	360.2		270.1
Insurance and reinsurance balances payable	65.6		54.0
Liability for investment securities sold short	103.3		138.8
Unsettled purchases of investments	334.0		148.7
Accounts payable, accrued expenses and other liabilities	59.2		57.6

Total Liabilities	2,282.5		2,180.7

Shareholders’ Equity

Non-cumulative preferred shares	150.0		150.0
Common shares and additional paid-in capital	915.5		1,056.1
Common shares held in treasury, at cost	(18.2)		(23.1)
Retained earnings	549.7		449.7
Accumulated other comprehensive loss	(3.4)		(3.3)

Total Shareholders’ Equity available to the Company	1,593.6		1,629.4

Non-controlling interest	100.9		—

Total Shareholders’ Equity	1,694.5		1,629.4

Total Liabilities and Shareholders’ Equity	$3,977.0		$3,810.1

Common and common equivalent shares outstanding:

Common shares outstanding (000s)	49,785	sh	55,270	sh
Common and common equivalent shares outstanding (000s)	51,456		56,596

MONTPELIER RE HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in millions of U.S. dollars, except per share amounts)

unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Underwriting revenues

Gross insurance and reinsurance premiums written	$114.5	$127.7	$618.4	$640.9
Ceded reinsurance premiums	(13.0)	(26.2)	(93.1)	(108.6)
Net insurance and reinsurance premiums written	$101.5	$101.5	$525.3	$532.3

Gross insurance and reinsurance premiums earned	$176.7	$183.1	$528.3	$543.3
Earned reinsurance premiums ceded	(23.7)	(30.1)	(76.7)	(83.4)
Net insurance and reinsurance premiums earned	153.0	153.0	451.6	459.9

Underwriting expenses

Loss and loss adjustment expenses - current year	(62.8)	(73.0)	(226.3)	(219.6)
Loss and loss adjustment expenses - prior year	36.0	15.7	102.1	61.1
Insurance and reinsurance acquisition costs	(24.5)	(23.5)	(69.2)	(71.9)
Operating expenses	(20.6)	(18.9)	(60.5)	(59.8)
Incentive compensation expenses	(10.7)	(11.6)	(24.1)	(27.4)

Underwriting income	70.4	41.7	173.6	142.3

Net investment income	16.7	15.5	49.8	50.3
Other revenue	—	0.1	—	0.8
Net realized and unrealized investment gains (losses)	4.6	33.2	(57.3)	78.9
Net foreign currency losses	(22.3)	(10.8)	(6.5)	(10.5)
Net income (loss) from derivative instruments	(6.7)	0.7	(14.3)	4.3
Interest and other financing expenses	(4.7)	(4.7)	(14.1)	(14.5)
Income tax benefit (provision)	(0.1)	(0.7)	0.1	(0.7)

Net income	57.9	75.0	131.3	250.9

Net income attributable to non-controlling interest	(1.6)	—	(3.5)	—

Net income available to the Company	56.3	75.0	127.8	250.9

Dividends declared on non-cumulative preferred shares	(3.3)	(3.3)	(10.0)	(10.0)

Net income available to the Company’s common shareholders	$53.0	$71.7	$117.8	$240.9

Net income	$57.9	$75.0	$131.3	$250.9

Net change in foreign currency translation	3.1	1.7	(0.1)	0.5

Comprehensive income	61.0	76.7	131.2	251.4

Net income attributable to non-controlling interest	(1.6)	—	(3.5)	—

Comprehensive income available to the Company	$59.4	$76.7	$127.7	$251.4

Basic and diluted earnings per common share	$1.02	$1.25	$2.20	$4.08

Insurance ratios:

Loss and loss adjustment expense ratio:
Current year	41.0%	47.6%	50.1%	47.7%
Prior year	-23.5%	-10.2%	-22.6%	-13.3%
Loss and loss adjustment expense ratio	17.5%	37.4%	27.5%	34.4%
Acquisition costs ratio	16.0%	15.4%	15.3%	15.6%
Operating expense ratio	13.4%	12.3%	13.4%	13.0%
Incentive compensation expense ratio	7.0%	7.6%	5.3%	6.0%
Combined ratio	53.9%	72.7%	61.5%	69.0%

MONTPELIER RE HOLDINGS LTD.

RECONCILIATION OF NET INCOME AVAILABLE TO THE COMPANY’S COMMON SHAREHOLDERS

TO OPERATING INCOME AVAILABLE TO THE COMPANY’S COMMON SHAREHOLDERS (1)

(in millions of U.S. dollars)

unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income available to the Company’s common shareholders	$53.0	$71.7	$117.8	$240.9

Add (subtract):
Net realized investment losses (gains)	22.1	(14.9)	6.1	(50.5)
Net unrealized investment losses (gains)	(26.7)	(18.3)	51.2	(28.4)
Net losses (income) from investment-related derivative instruments (2)	3.6	2.1	4.7	(0.4)
Net foreign currency losses	22.3	10.8	6.5	10.5
Net losses (gains) from foreign currency-related derivative instruments (2)	(2.8)	(2.9)	0.8	(4.3)

Operating income available to the Company’s common shareholders	$71.5	$48.5	$187.1	$167.8

Operating income per common share	$1.38	$0.85	$3.49	$2.84

MONTPELIER RE HOLDINGS LTD.

BOOK VALUE AND FULLY CONVERTED BOOK VALUE PER COMMON SHARE (1)

unaudited

	Sept. 30,		June 30,		Dec. 31,		Sept. 30,
	2013		2013		2012		2012
Book value per share numerators (in millions of U.S. dollars):

Shareholders’ Equity available to the Company	$1,593.6		$1,570.0		$1,629.4		$1,674.0

less: Non-cumulative preferred shares	(150.0)		(150.0)		(150.0)		(150.0)

[A] Fully converted book value per common share numerator	$1,443.6		$1,420.0		$1,479.4		$1,524.0

Book value per share denominators (in thousands of common shares):

[B] Common shares outstanding	49,785	sh	51,020	sh	55,270	sh	55,523	sh

Restricted share units outstanding	1,671		1,521		1,326		1,741

[C] Fully converted book value per common share denominator	51,456	sh	52,541	sh	56,596	sh	57,264	sh

Book value per common share [A] / [B]	$29.00		$27.83		$26.77		$27.45
Fully converted book value per common share [A] / [C]	28.06		27.03		26.14		26.61

Change in fully converted book value per common share: (3)

From June 30, 2013	4.2%
From December 31, 2012	8.7%
From September 30, 2012	7.2%

(1) These measures constitute “non-GAAP financial measures” as defined in Regulation G and as further described herein.

(2) Represents the portion of our net income or loss from derivative instruments that constitute investment and foreign currency gains and losses.

(3) Computed as the change in fully converted book value per common share after taking into account common dividends declared of $0.115, $0.345 and $0.46 during the three, nine and twelve month periods ended September 30, 2013, respectively.